EXHIBIT 32.1

REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Susan M. Ivey, Chief Executive Officer, and Thomas R. Adams, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to her or his knowledge, that:

1)	RAI’s Annual Report on Form 10-K for the year ended December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 27th day of February, 2008.

/s/  Susan M. Ivey
Susan M. Ivey, Chairman of the Board, President and
  Chief Executive Officer of Reynolds American Inc.

/s/  Thomas R. Adams
Thomas R. Adams
Thomas R. Adams, Executive Vice President and
  Chief Financial Officer of Reynolds American Inc.